================================================================================




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): OCTOBER 1, 2001



                         METROMEDIA FIBER NETWORK, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                    000-23269            11-3168327
-------------------------------     ----------------     -------------------
(State or other jurisdiction of     (Commission File       (IRS Employer
          incorporation                  Number)         Identification No.)

C/O METROMEDIA FIBER NETWORK SERVICES, INC.
          360 HAMILTON AVENUE,
         WHITE PLAINS, NEW YORK                                10601
--------------------------------------------                 ----------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:         (914) 421-6700
                                                            --------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



================================================================================

ITEM 5. OTHER EVENTS.

                  On October 2, 2001, we announced that we had completed a $611,000,000 financing package, including both new financing and the restructuring of currently due accounts payable. The elements of the arrangements are described below. We issued a press release relating to the consummation of these transactions, a copy of which is attached as exhibit 99.1 to this report and incorporated herein by reference.

                  Pursuant to a Note and Guarantee Agreement, attached as amended as exhibits 4.1, 4.1(a) and 4.1(b) to this report and incorporated herein by reference, among us, certain subsidiary guarantors, the purchasers named in the agreement and Citicorp USA, Inc., as a holder and as administrative agent, on October 1, 2001 we issued to a group of holders led by Citicorp $150,000,000 aggregate principal amount of our floating rate guaranteed term notes due 2006. We also issued to this group warrants to purchase up to 203,468,436 shares of our class A common stock at an exercise price per share of approximately $0.54.

                  These notes bear interest at a rate that floats based on the applicable LIBOR rate or prime rate and are secured by a first priority security interest on substantially all of our assets and properties and those of our subsidiaries. The notes are due and payable on September 29, 2006. The Note and Guarantee Agreement also contains a variety of affirmative and negative covenants, including various financial covenants and limitations on the incurrence of additional indebtedness, sale and leaseback transactions, transactions with affiliates and capital expenditures. As a result of these covenants and changing market conditions, we have reevaluated our capital expenditure program, and we expect that our planned network buildout of 67 cities in North America and Europe by 2004 will be driven by customer demand.

                  These warrants are not exercisable until the date which is twenty days after we have delivered an Information Statement to our stockholders describing the financing transactions, which date is referred to in this document as the "trigger date." The warrants remain exercisable until the fifth anniversary of the trigger date and contain a cashless exercise provision, allowing them to be exercised without payment in cash of the exercise price. The terms of the warrants are more fully described in the warrant agreement under which they were issued, which is attached as exhibit 10.1 to this report and incorporated herein by reference.

                  A trust affiliated with John W. Kluge purchased some of these notes in the aggregate principal amount of $25,000,000 and received warrants to purchase 33,911,406 shares of our class A common stock out of the total of 203,468,436 shares issuable upon exercise of the warrants issued pursuant to the terms of the Note and Guarantee Agreement. Mr. Kluge and Stuart Subotnick, two of the trustees of the Kluge trust, are directors of the Company. A different trust affiliated with Mr. Kluge is a partner in Metromedia Company, which, in turn, is a major stockholder of our company.

                  We, the Kluge trust, David Rockefeller and Stephen Garofalo entered into a Note Purchase Agreement under which each of the Kluge trust and Messrs. Rockefeller and Garofalo purchased our 8.5% senior convertible notes in the aggregate principal amount of $180,000,000. These notes bear interest at the rate of 8.5% per year, are due and payable on November 1, 2011 and are convertible into 334,106,729 shares of our class A common stock at a price of approximately $0.54 per share. As a condition to the issuance and sale of the senior convertible notes, we entered into a registration rights agreement giving the Kluge trust and Messrs. Rockefeller and Garofalo registration rights with respect to the class A common stock that is issuable upon conversion of the senior convertible notes. The Note Purchase Agreement, the form of senior convertible note and the related registration rights agreement are attached as exhibits 4.2, 4.2(a) and 10.2, respectively, to this report and are each incorporated herein by reference. Mr. Rockefeller is one of our directors and Mr. Garofalo is the chairman of our board of directors. The senior convertible notes are not convertible until the trigger date and remain convertible until their maturity.

                  Pursuant to a Notes Purchase Agreement, attached as exhibit
4.3 to this report and incorporated herein by reference, between us and Verizon Investments Inc., on October 1, 2001 we issued to Verizon $50,000,000 aggregate principal amount of our 8.5% senior secured convertible promissory notes due 2011. These notes are convertible into 92,807,425 shares of our class A common stock at a price per share of approximately $0.54. The indenture governing the notes, attached as exhibit 4.4 to this report and incorporated herein by reference, contains a number of negative covenants, including limitations on the incurrence of additional indebtedness, sale and leaseback transactions, transactions with affiliates and capital expenditures. These notes are convertible from and after the trigger date and remain convertible until their maturity.

                  In addition, pursuant to the terms of the Exchange Agreement attached as exhibit 10.3 to this report and incorporated herein by reference, we exchanged $975,281,000 aggregate principal amount of our 6.15% convertible subordinated notes due 2010 held by Verizon for (1) $500,000,000 aggregate principal amount of our 6.15% series A convertible subordinated notes due 2010 that are convertible into 166,666,667 shares of our class A common stock at a price per share of $3.00 and (2) $475,281,000 aggregate principal amount of our 6.15% series B convertible subordinated notes due 2010 that are convertible into 27,957,706 shares of our class A common stock at a price per share of $17.00. The provisions governing the conversion of the series A notes and the series B notes are set forth in the indenture attached as exhibit 4.5 to this report and incorporated herein by reference. In connection with the investment by Verizon, we amended some other existing agreements with Verizon, including registration rights agreements.

                  Concurrently with the consummation of the financing transactions, Metromedia Company, Mr. Kluge, Mr. Garofalo, Mr. Subotnick, Nicholas Tanzi, our Chief Executive Officer, and Mark Spagnolo, our President and Chief Operating Officer (and various affiliates of each of them) entered into an Amended and Restated Stockholders Agreement with Verizon pursuant to which, among other things, the stockholders agreed (1) not to sell their shares of our class A common stock or class B common stock for a period of eighteen months (other than transfers to specified affiliates and transfers of in the aggregate less than 10% of the amount of class A common stock and class B common stock held by any of these stockholders), (2) that Verizon would have a "right of first refusal" to purchase any shares being sold by any of these stockholders in connection with a sale of shares of our class A common stock or class B common stock by any stockholder party to the agreement and (3) that Verizon would be able to participate pro rata based on relative share ownership in any sale of shares of our class A common stock or class B common stock to a third party purchaser by any stockholder party to the agreement. Mr. Spagnolo is exempted from these restrictions to the extent necessary for him to sell shares to repay a note to us in the amount of $2.1 million. The Amended and Restated Stockholders Agreement also terminated the existing "standstill" restrictions on Verizon. In addition, we entered into a Right of Negotiation Agreement with Verizon, pursuant to which, among other things, we granted to Verizon the right to negotiate with us, for a limited period of time, if we are considering being acquired by a third party, are considering selling a significant amount of our assets or the assets of a subsidiary or receive a bona fide offer from a third party for any of these types of transactions. An effect of the restrictions on transfer, the "right of first refusal" and the Right of Negotiation Agreement may be to impede our acquisition by a third party purchaser. The Amended and Restated Stockholders Agreement and the Right of Negotiation Agreement are attached as exhibits 10.4 and 10.5, respectively, to this report and are each incorporated herein by reference.

                  In connection with the restructuring of amounts owed by our wholly-owned subsidiary, Metromedia Fiber Network Services, Inc., known as "MFNS," to Bechtel Corporation, as more fully described in the Master Restructuring Agreement attached as exhibit 10.11 to this report and incorporated herein by reference, on October 1, 2001 we and MFNS (1) paid Bechtel $9,000,000; (2) issued to Bechtel $89,000,000 aggregate principal amount of its 8.5% senior subordinated convertible promissory notes due September 30, 2003, attached as exhibit 10.12 to this report and incorporated herein by reference, that is convertible into 165,197,215 shares of our class A common stock at a price per share of approximately $0.54 and (3) issued to Bechtel a warrant to purchase up to 25,000,000 shares of our class A common stock at a price per share of approximately $0.54. Pursuant to the terms of the Letter Agreement, filed as exhibit 10.13 to this report and incorporated herein by reference, the aggregate principal amount of the note issued to Bechtel may also be decreased to $79,000,000 or increased to $99,000,000 under some circumstances, with appropriate adjustment of the number of shares issuable upon conversion. The interest and a portion of the principal of the note issued to Bechtel are payable on a monthly basis. This note and the warrant issued to Bechtel are not convertible or exercisable until the trigger date. The warrant remains exercisable until the fifth anniversary of the trigger date and the note remains convertible until its maturity. The warrant issued to Bechtel contains a cashless exercise provision, allowing it to be exercised without payment in cash of the exercise price. The terms of the warrant are more fully described in the Bechtel Warrant Agreement attached as exhibit 10.14 to this report and incorporated herein by reference. The Master Restructuring Agreement contains a variety of affirmative and negative covenants, including financial covenants. In connection with the Bechtel restructuring, we entered into a registration rights agreement with Bechtel, which is attached as exhibit
10.15 to this report and incorporated herein by reference.

                  On September 6, 2001, we entered into a financing agreement with MFNS and Nortel Networks, Inc. under which MFNS (1) paid Nortel $15,000,000 and (2) issued to Nortel $231,036,842 aggregate principal amount of MFNS's 14% term notes due 2007. The notes contain a variety of affirmative and negative covenants, including financial covenants. The terms of the term notes are more fully described in the Note Agreement, filed as exhibit 10.16 to this report and incorporated herein by reference. In connection with the financing agreement with MFNS and Nortel, we issued to Nortel a warrant to purchase up to 84,778,516 shares of our class A common stock at a price per share of approximately $0.54. This warrant becomes exercisable on the trigger date and remains exercisable until the tenth anniversary of the trigger date. The warrant contains a cashless exercise feature, allowing it to be exercised without payment in cash of the exercise price. The terms of this warrant are more fully described in the Nortel Warrant Agreement attached as exhibit 10.17 to this report and incorporated herein by reference.

                  In connection with the above transactions, we and our subsidiaries restructured approximately an additional $274.8 million owed by us and our subsidiaries to some of our vendors based upon agreements consummated through October 1, 2001. As part of this restructuring, we issued 132,690,405 shares of our class A common stock and warrants to purchase up to 22,300,000 shares of our class A common stock at a price per share of approximately $0.54 to some of our and our subsidiaries' vendors. After giving effect to this restructuring, we and our subsidiaries remain obligated to make aggregate payments of $146.4 million to these vendors over the next 2 years inclusive of $44.7 million paid to these vendors at closing. The warrants issued to these vendors are exercisable on the trigger date and remain exercisable until the fifth anniversary of the trigger date. These warrants contain a cashless exercise feature, allowing them to be exercised without payment in cash of the exercise price.

                  We have pledged our assets as collateral for the notes issued to the group of holders led by Citicorp, the 8.5% senior secured convertible promissory notes due 2011 issued to Verizon and the notes issued to Bechtel and Nortel, and the restructured obligations owed to some of our vendors. We have granted a senior security interest in all of our and our subsidiaries' assets (other than the assets in which Verizon has a senior security interest) as security for the notes issued to the group of holders led by Citicorp. We granted Verizon a senior security interest in specified assets as collateral for the $50,000,000 of notes issued to it. We granted each of Bechtel, Nortel and other vendors a junior security interest in specified assets of ours and our subsidiaries as collateral for the obligations to these creditors; these obligations have an aggregate principal amount of $387,254,734. We also entered into an Intercreditor Agreement and a Junior Intercreditor and Collateral Agency Agreement that govern the relationships between the secured parties.

                  We have successfully completed a consent solicitation of the holders of a majority of our senior notes to permit us to incur up to $500 million of secured purchase money indebtedness at our domestic operating subsidiaries. This amendment was required in order to permit some of the financings described above. A majority of the holders of these senior notes also waived the occurrence of all defaults under the indentures for the senior notes that arose from the filing of liens at our operating subsidiaries by some of our vendors.

         As of the end of their most recent taxable years, Metromedia Fiber Network, Inc. and SiteSmith, Inc. and the subsidiaries included in their respective affiliated groups of corporations which file consolidated Federal income tax returns with Metromedia Fiber Network, Inc. and SiteSmith, Inc. as the parent corporations (Metromedia Fiber Network, Inc. and SiteSmith, Inc. affiliated groups hereinafter being referred to as the "MFN Group" and the "SiteSmith Group," respectively, and individually as a "Former Group" and collectively as the "Former Groups") reported or will report net operating loss carryforwards. As a result of the issuance of class A common stock to vendors, limitations will apply to the use of such net operating losses by the MFN Group and the SiteSmith Group following the issuance.

         Under Section 382 of the Internal Revenue Code, annual limitations will generally apply to the use of net operating loss carryforwards by the MFN Group and the SiteSmith Group. The amount of the annual limitation with respect to a Former Group will depend upon the application of principles contained in Section 382 relating to the valuation of such Former Group immediately prior to the issuance of Class A common stock to vendors, and an interest factor published by the Internal Revenue Service on a monthly basis. We anticipate that based on the current valuations of the MFN Group and the SiteSmith Group, and using the most recently published interest factor of 4.94 percent (effective for transactions that occur during October 2001), the annual limitation on the use of losses will materially limit the use of existing net operating loss carryforwards by the MFN Group and the SiteSmith Group in the future. The amount of such limitation with respect to the MFN Group and the SiteSmith Group in any succeeding year, however, will be increased to the extent that net operating losses equal to the annual limitation with respect to the MFN Group and the SiteSmith Group are not used in any prior year.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b) PRO FORMA FINANCIAL INFORMATION

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

                  The following unaudited condensed consolidated balance sheet illustrates the effects of the closing of various financings and restructuring of vendor payables, which we consummated on October 1, 2001, as if these events were consummated as of June 30, 2001. These events are detailed in Item 5 - Other Events.

ACCOUNTING TREATMENT

                  Where we were able to negotiate a restructuring of a vendor payable whereby the vendor agreed to a concession, we plan to record the restructuring as a troubled debt restructuring. Under this accounting, the gain will be limited to the amount by which the recorded payable exceeds the renegotiated amount of undiscounted cash flows and fair value of equity required to repay the restructured obligation. We will record the resulting gain as an extraordinary item.

                  The pro forma adjustments are based on available information and assumptions that we believe are reasonable at the time made. The unaudited condensed consolidated balance sheet does not purport to present our financial position had the above events occurred at June 30, 2001, nor are they indicative to the financial position that may be achieved in the future.

                  The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with our consolidated financial statements and notes thereto.

                         METROMEDIA FIBER NETWORK, INC.
            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                  JUNE 30, 2001

(IN THOUSANDS)


                                                                                     AS         PRO FORMA           PRO-FORMA
                                                                                  REPORTED     ADJUSTMENTS        JUNE 30, 2001
                                    ASSETS
Current assets:
            Cash and cash equivalent.........................................   $    78,258       301,355 (1)       $   379,613
            Restricted cash, current.........................................         9,579                               9,579
            Accounts receivable..............................................       151,039                             151,039
            Prepaid expenses and other current assets........................        45,185                              45,185
                                                                                -----------                         -----------
                        Total current assets.................................       284,061                             585,416
Fiber optic transmission network and related equipment, net..................     3,720,342       214,251 (2)         3,934,593
Property and equipment, net..................................................        87,733                              87,733
Restricted cash..............................................................        11,851                              11,851
Investment in/advance to joint ventures......................................        10,117                              10,117
Other assets.................................................................        99,059         8,827 (3)           107,886
Intangibles, net.............................................................     2,582,075                           2,582,075
                                                                                -----------                         -----------
                        Total assets.........................................   $ 6,795,238                         $ 7,319,671
                                                                                ===========                         ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
            Accounts payable and accrued expenses............................   $   698,262      (344,363)(1)(4)    $   353,899
            Deferred revenue, current portion................................        45,056                              45,056
            Capital lease obligations and notes payable, current portion.....         3,147        80,558 (4)            83,705
                                                                                -----------                         -----------
                        Total current liabilities............................       746,465                             482,660
Senior notes payable.........................................................     1,612,260       301,832 (1)(4)      1,914,092
Convertible subordinated notes payable.......................................       975,281                             975,281
Convertible notes payable....................................................                     283,459 (1)(4)        283,459
Capital lease obligations and notes payable..................................        26,920        63,553 (4)            90,473
Deferred revenue.............................................................       456,964                             456,964
Other long term liabilities..................................................        24,087                              24,087

Stockholders' equity:
            Class A common stock, $.01 par value; 2,404,031,240 shares authorized; 542,157,196 shares issued
                     and outstanding, respectively...........................         5,422           868 (5)             6,290
            Class B common stock, $.01 par value; 522,254,782 shares
                     authorized; 67,538,544 shares issued
                     and outstanding, respectively...........................           676                                 676
   Additional paid-in capital................................................     4,177,925       133,920 (5)         4,311,845
   Unearned stock-based compensation.........................................      (259,660)                           (259,660)
   Accumulated deficit.......................................................      (917,952)        4,606 (6)          (913,346)
   Cumulative comprehensive loss.............................................       (53,150)                            (53,150)
                                                                                -----------                         -----------
                        Total stockholders' equity...........................     2,953,261                           3,092,655
                                                                                -----------                         -----------
                        Total liabilities and stockholders' equity...........   $ 6,795,238                         $ 7,319,671
                                                                                ===========                         ===========



Notes:

(1) Reflects the amount of cash received from the issuance and sale of $150,000,000 of our floating rate guaranteed notes due 2006 and the associated warrants and $230,000,000 of our 8.5% senior convertible notes, net of issuance costs, payments to vendors and the fees paid in connection with the consent solicitation regarding our 10% senior notes.

(2) Reflects the amendment to vendor agreements pursuant to which we acquired ownership of assets that we had previously agreed to purchase on a contingent or incomplete basis under prior agreements.

(3) Reflects the deferred financing costs of the transactions we completed on October 1, 2001.

(4) Reflects the issuance of notes and restructuring of payment terms of estimated amounts owed to vendors.

(5) Consists of the fair value of shares of our class A common stock issued on October 1, 2001, plus the value, determined in accordance with the Black-Scholes methodology, of warrants issued on such date.

(6) Consists of an estimated $7.1 million extraordinary gain on the restructuring of vendor payables, offset by $2.5 million of fees paid in connection with the consent solicitation regarding our 10% senior notes, which amount is required to be expensed under generally accepted accounting principles.

(c) EXHIBITS

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

4.1 Note and Guarantee Agreement, dated as of September 6, 2001, among Metromedia Fiber Network, Inc., the Guarantors named therein, the Purchasers named therein and Citicorp USA, Inc., as Administrative Agent.

4.1(a) Amendment No. 1, dated as of September 17, 2001, between Metromedia Fiber Network, Inc., the Guarantors named therein, the Purchasers named therein and Citicorp USA, Inc., as Administrative Agent.

4.1(b) Amendment No. 2, dated as of October 1, 2001, between Metromedia Fiber Network, Inc., the Guarantors named therein, the Purchasers named therein and Citicorp USA, Inc., as Administrative Agent.

4.1(c) Form of Floating Rate Guaranteed Term Note Due 2006 of Metromedia Fiber Network, Inc.

4.2 Note Purchase Agreement, dated as of October 1, 2001, by and among Metromedia Fiber Network, Inc., John W. Kluge, Chase Manhattan Bank and Stuart Subotnick, trustees under a Trust Agreement, dated May 30, 1984 and as amended and restated, between John W. Kluge, as grantor, and John W. Kluge and Manufacturers Hanover Trust Company, as trustees, David Rockefeller and Stephen Garofalo.

4.2(a) Form of 8.5% Senior Convertible Promissory Note of Metromedia Fiber Network, Inc.

4.3 Notes Purchase Agreement, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc. and Verizon Investments Inc.

4.4 Indenture, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc. and Wilmington Trust Company, as Trustee (including form of 8.5% Senior Secured Convertible Notes Due 2011 of Metromedia Fiber Network, Inc. attached as an exhibit thereto).

4.5 Indenture, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc. and U.S. Bank Trust National Association, as trustee (including form of 6.15% Series A and 6.15% Series B Convertible Subordinated Notes Due 2010 of Metromedia Fiber Network, Inc. attached as an exhibit thereto).

10.1 Warrant Agreement, dated as of October 1, 2001, by and between

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

                    Metromedia Fiber Network, Inc. and the Initial Holders party thereto (including the form of warrant attached as an exhibit thereto).

10.2 Registration Rights Agreement, dated as of October 1, 2001, by and among Metromedia Fiber Network, Inc., John W. Kluge, Chase Manhattan Bank and Stuart Subotnick, trustees under a Trust Agreement, dated May 30, 1984 and as amended and restated, between John W. Kluge, as grantor, and John W. Kluge and Manufacturers Hanover Trust Company, as trustees, David Rockefeller and Stephen Garofalo.

10.3 Exchange Agreement, dated as of October 1, 2001, by and between Verizon Investments Inc. and Metromedia Fiber Network, Inc.

10.4 Amended and Restated Stockholders' Agreement, dated as of October 1, 2001, by and among Metromedia Fiber Network, Inc., Verizon Investments Inc. and the other stockholders named therein.

10.5 Right of Negotiation Agreement, dated as of October 1, 2001, by and among Metromedia Fiber Network, Inc. and Verizon Investments Inc.

10.6 Voting Agreement, dated as of October 1, 2001, by and among Metromedia Fiber Network, Inc., Verizon Investments Inc., Bechtel Corporation, Hathaway Dinwiddie Construction Company, Edwards and Kelcey, Inc., Cupertino Electric Inc. and each of the other stockholders named therein.

10.7 Depositary Agreement, dated as of October 1, 2001, among Metromedia Fiber Network, Inc., Wilmington Trust Company, as Trustee, Verizon Investments Inc. and Wilmington Trust Company, as Depositary Agent.

10.8 Amendment No. 1 to the Notes Registration Rights Agreement, dated as of October 1, 2001, between Metromedia Fiber Network, Inc. and Verizon Investments Inc.

10.9 Amendment No. 1 to the Equity Registration Rights Agreement, dated as of October 1, 2001, between Metromedia Fiber Network, Inc. and Verizon Investments Inc.

10.10 Amendment No. 1 to Securities Purchase Agreement, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc. and Verizon Investments Inc.

10.11 Master Restructuring Agreement, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc., Metromedia Fiber Network Services, Inc. and Bechtel Corporation.

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

10.12 8.5% Senior Subordinated Convertible Promissory Note Due September 30, 2003 of Metromedia Fiber Network Services, Inc. in the aggregate principal amount of $89,000,000 issued to Bechtel Corporation.

10.13 Letter Agreement, dated as of October 1, 2001, from Bechtel Corporation to Metromedia Fiber Network, Inc. and Metromedia Fiber Network Services, Inc.

10.14 Warrant Agreement, dated as of October 1, 2001, between Metromedia Fiber Network, Inc. and Bechtel Corporation (including the form of warrant attached as an exhibit thereto).

10.15 Registration Rights Agreement, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc. and Bechtel Corporation.

10.16 Note Agreement, dated as of September 19, 2001, among Metromedia Fiber Network Services, Inc., each of the Purchasers named therein and Nortel Networks, Inc., as Administrative Agent.

10.16(a) Amendment to Note Agreement, dated as of September 28, 2001, by and among Metromedia Fiber Network Services, Inc., each of the purchasers named therein and Nortel Networks, Inc., as Administrative Agent.

10.16(b) Form of Fixed Rate Term Note Due 2007 of Metromedia Fiber Network Services, Inc.

10.17 Warrant Agreement, dated as of September 28, 2001, by and between Metromedia Fiber Network, Inc. and Nortel Networks Inc. (including the form of warrant attached as an exhibit thereto).

99.1                Press Release, dated October 2, 2001, of Metromedia Fiber
                    Network, Inc.

                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          METROMEDIA FIBER NETWORK, INC.


                                          By: /s/ Nicholas M. Tanzi
                                             -----------------------------------
                                             Nicholas M. Tanzi
                                             Chief Executive Officer


Dated:  October 10, 2001

                                  EXHIBIT INDEX

EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

4.1 Note and Guarantee Agreement, dated as of September 6, 2001, among Metromedia Fiber Network, Inc., the Guarantors named therein, the Purchasers named therein and Citicorp USA, Inc., as Administrative Agent.

4.1(a) Amendment No. 1, dated as of September 17, 2001, between Metromedia Fiber Network, Inc., the Guarantors named therein, the Purchasers named therein and Citicorp USA, Inc., as Administrative Agent.

4.1(b) Amendment No. 2, dated as of October 1, 2001, between Metromedia Fiber Network, Inc., the Guarantors named therein, the Purchasers named therein and Citicorp USA, Inc., as Administrative Agent.

4.1(c) Form of Floating Rate Guaranteed Term Note Due 2006 of Metromedia Fiber Network, Inc.

4.2 Note Purchase Agreement, dated as of October 1, 2001, by and among Metromedia Fiber Network, Inc., John W. Kluge, Chase Manhattan Bank and Stuart Subotnick, trustees under a Trust Agreement, dated May 30, 1984 and as amended and restated, between John W. Kluge, as grantor, and John W. Kluge and Manufacturers Hanover Trust Company, as trustees, David Rockefeller and Stephen Garofalo.

4.2(a) Form of 8.5% Senior Convertible Promissory Note of Metromedia Fiber Network, Inc.

4.3 Notes Purchase Agreement, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc. and Verizon Investments Inc.

4.4 Indenture, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc. and Wilmington Trust Company, as Trustee (including form of 8.5% Senior Secured Convertible Notes Due 2011 of Metromedia Fiber Network, Inc. attached as an exhibit thereto).

4.5 Indenture, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc. and U.S. Bank Trust National Association, as trustee (including form of 6.15% Series A and 6.15% Series B Convertible Subordinated Notes Due 2010 of Metromedia Fiber Network, Inc. attached as an exhibit thereto).

10.1                Warrant Agreement, dated as of October 1, 2001, by and
                    between
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EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

                    Metromedia Fiber Network, Inc. and the Initial Holders party thereto (including the form of warrant attached as an exhibit thereto).

10.2 Registration Rights Agreement, dated as of October 1, 2001, by and among Metromedia Fiber Network, Inc., John W. Kluge, Chase Manhattan Bank and Stuart Subotnick, trustees under a Trust Agreement, dated May 30, 1984 and as amended and restated, between John W. Kluge, as grantor, and John W. Kluge and Manufacturers Hanover Trust Company, as trustees, David Rockefeller and Stephen Garofalo.

10.3 Exchange Agreement, dated as of October 1, 2001, by and between Verizon Investments Inc. and Metromedia Fiber Network, Inc.

10.4 Amended and Restated Stockholders' Agreement, dated as of October 1, 2001, by and among Metromedia Fiber Network, Inc., Verizon Investments Inc. and the other stockholders named therein.

10.5 Right of Negotiation Agreement, dated as of October 1, 2001, by and among Metromedia Fiber Network, Inc. and Verizon Investments Inc.

10.6 Voting Agreement, dated as of October 1, 2001, by and among Metromedia Fiber Network, Inc., Verizon Investments Inc., Bechtel Corporation, Hathaway Dinwiddie Construction Company, Edwards and Kelcey, Inc., Cupertino Electric Inc. and each of the other stockholders named therein.

10.7 Depositary Agreement, dated as of October 1, 2001, among Metromedia Fiber Network, Inc., Wilmington Trust Company, as Trustee, Verizon Investments Inc. and Wilmington Trust Company, as Depositary Agent.

10.8 Amendment No. 1 to the Notes Registration Rights Agreement, dated as of October 1, 2001, between Metromedia Fiber Network, Inc. and Verizon Investments Inc.

10.9 Amendment No. 1 to the Equity Registration Rights Agreement, dated as of October 1, 2001, between Metromedia Fiber Network, Inc. and Verizon Investments Inc.

10.10 Amendment No. 1 to Securities Purchase Agreement, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc. and Verizon Investments Inc.

10.11               Master Restructuring Agreement, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc., Metromedia
                    Fiber Network Services, Inc. and Bechtel Corporation.
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EXHIBIT NUMBER      DESCRIPTION
--------------      -----------

10.12 8.5% Senior Subordinated Convertible Promissory Note Due September 30, 2003 of Metromedia Fiber Network Services, Inc. in the aggregate principal amount of $89,000,000 issued to Bechtel Corporation.

10.13 Letter Agreement, dated as of October 1, 2001, from Bechtel Corporation to Metromedia Fiber Network, Inc. and Metromedia Fiber Network Services, Inc.

10.14 Warrant Agreement, dated as of October 1, 2001, between Metromedia Fiber Network, Inc. and Bechtel Corporation (including the form of warrant attached as an exhibit thereto).

10.15 Registration Rights Agreement, dated as of October 1, 2001, by and between Metromedia Fiber Network, Inc. and Bechtel Corporation.

10.16 Note Agreement, dated as of September 19, 2001, among Metromedia Fiber Network Services, Inc., each of the Purchasers named therein and Nortel Networks, Inc., as Administrative Agent.

10.16(a) Amendment to Note Agreement, dated as of September 28, 2001, by and among Metromedia Fiber Network Services, Inc., each of the purchasers named therein and Nortel Networks, Inc., as Administrative Agent.

10.16(b) Form of Fixed Rate Term Note Due 2007 of Metromedia Fiber Network Services, Inc.

10.17 Warrant Agreement, dated as of September 28, 2001, by and between Metromedia Fiber Network, Inc. and Nortel Networks Inc. (including the form of warrant attached as an exhibit thereto).

99.1                Press Release, dated October 2, 2001, of Metromedia Fiber
                    Network, Inc.